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                                                                      Exhibit 21

                SUBSIDIARIES OF NOBEL EDUCATION DYNAMICS, INC.

Name of Subsidiary                       Jurisdiction of Incorporation
- ------------------                       -----------------------------

Bluegrass Educational Products, Inc.     Pennsylvania

Merryhill Schools, Inc.                  California

Children's Park, Incorporated            Delaware

Educo, Inc.                              Maryland